UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27001 Agoura Road, Suite 325
Calabasas Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On August 25, 2004, the Amended and Restated Revolving Credit Agreement dated as of September 27, 2002, as amended by (i) that certain First Amendment to Amended and Restated Revolving Credit Agreement dated November 21, 2002, (ii) that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 30, 2003, and (iii) that certain Third Amendment to Amended and Restated Revolving Credit Agreement dated September 26, 2003 (said Amended and Restated Revolving Credit Agreement, as so amended, is referred to as the “Credit Agreement”), between THQ Inc. (the “Registrant”) and Union Bank of California, N.A., was extended.  The parties extended the termination date of the Credit Agreement from August 31, 2004 to November 29, 2004.  All other terms of the Credit Agreement remain in full force and effect, without waiver or modification.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description

	10.1	Extension letter dated August 25, 2004, relating to the Credit Agreement between THQ Inc and Union Bank of California.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to (i) statements with respect to Union Bank and the Credit Agreement; and (ii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: August 31, 2004		Edward K. Zinser, Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Extension letter dated August 25, 2004, relating to the Credit Agreement between THQ Inc and Union Bank of California.